UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2007

YANKEE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-141699-05	20-8304743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 YANKEE CANDLE WAY

SOUTH DEERFIELD,

MASSACHUSETTS 01373

(413) 665-8306

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2007, the Board of Directors of Yankee Holding Corp. (the “Registrant”) and The Yankee Candle Company, Inc. (the “Company”) elected Terry Burman a director. Mr. Burman was also elected to the Board of Managers of YCC Holdings, LLC, the parent holding company of the Registrant.

Mr. Burman is currently the Chief Executive Officer of Signet Group, plc, a leading specialty retail jeweler with operations in both the U.S., including Kay Jewelers and a variety of well established regional brands, and the United Kingdom. Mr. Burman joined Signet Group in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a US division of Signet. Before joining Signet Group, Mr. Burman held various senior executive positions of increasing responsibility with Barry’s Jewelers, Inc. from 1980 - 1995, including President and Chief Executive Officer from 1993 – 1995. Prior to that, Mr. Burman was a Partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman also serves on the Board of Directors of Signet Group, plc.

Mr. Burman was also appointed to the Audit and Compensation Committees of the Company.

The Company has issued a press release announcing Mr. Burman’s election, a copy of which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2007

YANKEE HOLDING CORP.
(Registrant)

/s/ Craig W. Rydin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 29, 2007